UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2023

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 15, 2023 TRxADE HEALTH, Inc., a Delaware corporation (the “Company”), filed a Notification of Late Filing on Form 12b-25 reporting that it required additional time to complete its Quarterly Report on Form 10-Q for the period ending September 30, 2023 (the “Form 10-Q”), principally because the Company was in the process of preparing the financial statements for the quarter but needed additional time to complete such financial statements.

This Current Report on Form 8-K is being filed to report that the Company will not be filing the Form 10-Q withing the five-day grace period provided by Rule 12b-25 of the Securities Exchange Act of 1934, as amended. To date, the Company has been unable, without unreasonable effort or expense, to complete the Form 10-Q, and its independent auditors have been unable to complete the review thereof.

The Company is continuing in its efforts to file the Form 10-Q as soon as reasonably practicable and expects to do so by December 15, 2023. As a result of this failure to file the Form 10-Q, the Company anticipates that it will receive a corresponding notice of non-compliance from Nasdaq. The Company anticipates that the notice from Nasdaq will have a grace period within which to file the Form 10-Q and regain compliance with the Nasdaq Listing Rules and that the Company will file the Form 10-Q within the grace period.

Item 9.01. Exhibits

Exhibit No.	Description of Exhibit
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: November 20, 2023